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                                                                    Exhibit 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Respironics, Inc. and to the incorporation by reference therein of our report dated May 30, 1996, with respect to the consolidated financial statements of LIFECARE International, Inc. included in Respironics, Inc.'s Form 8-K dated October 21, 1996, filed with the Securities and Exchange Commission.



Ernst & Young LLP
February 27, 1997
Denver, Colorado